FB Financial Corporation Reports Third Quarter 2020 Results
Reported quarterly net loss of $(5.6) million, or diluted EPS of $(0.14)
Adjusted PTPP earnings* were $72.3 million for the third quarter, Adjusted Diluted EPS* of $1.46

NASHVILLE, TENNESSEE— October 26, 2020--FB Financial Corporation (the "Company") (NYSE: FBK), parent company of FirstBank, reported a net loss of $(5.6) million, or $(0.14) per diluted common share, for the third quarter of 2020, compared to net income of $24.0 million, or $0.76 per diluted common share, for the third quarter of 2019. The application of CECL accounting to the loan portfolio acquired with the Franklin Financial Network, Inc. merger ("Franklin" and the "Franklin Merger") contributed to provisions for credit losses and unfunded commitments totaling $55.4 million in the third quarter compared to $25.9 million in the second quarter of 2020 and $1.8 million in the third quarter of 2019. The Company reported adjusted pre-tax, pre-provision ("PTPP") earnings of $72.3 million this quarter, reflecting increases of 25.0% and 113.1% from $57.8 million and $33.9 million in the second quarter of 2020 and third quarter of 2019, respectively. Additionally, the Company reported ROAA of (0.24)% and ROAE of (2.13)%.
President and Chief Executive Officer, Christopher T. Holmes stated, "The third quarter was really solid for the Company as we achieved several critical milestones. During the quarter we closed and converted our Franklin merger to create what we believe is the leading community bank in our markets. The team also executed on a $100 million subordinated debt offering and converted our online and mobile banking platform, all while producing excellent core earnings during the quarter. Our adjusted pre-tax, pre-provision ROAA of 3.13% and ROATCE of 35.1% are outstanding return metrics. We also believe we have been prudent with our balance sheet with strong capital ratios and a healthy allowance for credit losses ("ACL"), positioning us well for the future. Between the team's ability to execute in a less than ideal environment and the passion that they have shown for our customers and teammates, I have never been more proud to be part of the FirstBank team. We have built on relationships and developed trust with our customers and communities that will be a growth catalyst for years to come."
Holmes commented further, "Our core results were strong in a quarter that had multiple unusual items. We had a second consecutive quarter of record mortgage contribution, we added $2.44 billion in loans and $3.11 billion in deposits from the Franklin merger, we recorded an initial provision for credit losses of $63.3 million on the Franklin loans and we had merger-related expenses of $20.7 million. All tallied, we recorded adjusted earnings of $59.5 million and grew tangible book value per share to $20.87 versus $19.07 from the previous quarter."
Performance Summary

	2020		2019	Annualized
(dollars in thousands, expect per share data)	Third Quarter	Second Quarter	Third Quarter	3Q20 / 2Q20 % Change	3Q20 / 3Q19 % Change
Balance Sheet Highlights
Investment securities	$1,164,910	$751,767	$671,781	218.6%	73.4%
Mortgage loans held for sale, at fair value	610,695	435,479	305,493	160.1%	99.9%
Commercial loans held for sale, at fair value	241,256	—	—	100.0%	100.0%
Loans - held for investment (HFI)	7,213,538	4,827,023	4,345,344	196.7%	66.0%
Allowance for credit losses	183,973	113,129	31,464	249.1%	484.7%
Total assets	11,010,438	7,255,536	6,088,895	205.9%	80.8%
Customer deposits	9,001,673	5,937,373	4,896,327	205.3%	83.8%
Brokered and internet time deposits	92,074	15,428	25,436	1,976.4%	262.0%
Total deposits	9,093,747	5,952,801	4,921,763	209.9%	84.8%
Borrowings	438,838	328,662	307,129	133.4%	42.9%
Total shareholders' equity	1,245,091	805,216	744,835	217.3%	67.2%
Tangible book value per share*	$20.87	$19.07	$18.03
Tangible common equity to tangible assets*	9.16%	8.67%	9.45%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated October 27, 2020, for a reconciliation and discussion of this non-GAAP measure.

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FB Financial Corporation
Third Quarter 2020 Results

	2020		2019
(dollars in thousands, except share data)	Third Quarter	Second Quarter	Third Quarter
Results of operations
Net interest income	$68,828	$55,337	$58,305
NIM	3.28%	3.50%	4.28%
Provisions for credit losses	$55,401	$25,921	$1,831
Net (recovery) charge-off ratio	(0.01)%	0.00%	0.05%
Noninterest income	$97,026	$81,491	$38,145
Mortgage banking income	$84,686	$72,168	$29,193
Total revenue	$165,854	$136,828	$96,450
Noninterest expenses	$118,092	$80,579	$62,935
Merger and mortgage restructuring expenses	$20,730	$1,586	$407
Efficiency ratio	71.2%	58.9%	65.3%
Core efficiency ratio*	58.2%	57.5%	64.5%
Adjusted pre-tax, pre-provision earnings*	$72,302	$57,835	$33,922
Total adjusted mortgage banking pre-tax contribution*	$39,496	$33,616	$5,375
Net (loss) income	$(5,599)	$22,873	$23,966
Diluted (loss) earnings per share(1)	$(0.14)	$0.70	$0.76
Effective tax rate	26.7%	24.6%	24.4%
Weighted average number of shares outstanding - fully diluted(1)	40,637,745	32,506,417	31,425,573
Actual shares outstanding - period end	47,191,677	32,101,108	30,927,664
Returns on average:
As reported
Assets ("ROAA")	(0.24)%	1.30%	1.59%
Equity ("ROAE")	(2.13)%	11.6%	13.0%
Tangible common equity ("ROATCE")*	(2.72)%	15.3%	17.5%
Adjusted pre-tax, pre-provision
Assets*	3.13%	3.29%	2.25%
Equity*	27.5%	29.2%	18.4%
Tangible common equity*	35.1%	38.6%	24.8%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation dated October 27, 2020, for a reconciliation and discussion of this non-GAAP measure.
(1) Diluted earnings per share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.

Measured Growth and Enhanced Liquidity
The Company grew loans (HFI) to $7.21 billion, an increase of 66.0% year over year. Excluding Paycheck Protection Program ("PPP") loans, adjusted loans (HFI) were $6.90 billion, an increase of $2.39 billion from the second quarter of 2020. Excluding PPP loans and acquired loans, organic loans declined by $46.2 million from the second quarter to the third quarter, or 4.07% annualized. Contractual yield on loans decreased from 4.57% in the second quarter to 4.36% in the third quarter. The overall lower loan yields reflect the impact of rate cuts by the Federal Reserve in the first half of 2020, and a lower interest rate environment.
During the third quarter of 2020, the Company grew customer deposits by $3.06 billion to $9.00 billion, reflecting annualized linked quarter growth of 205.3% and year over year growth of 87.0%. Excluding acquired deposits, the Company grew customer deposits by $64.7 million to $6.00 billion, reflecting annualized quarterly growth of 4.34%. Included in this growth is an increase of $28.6 million in mortgage servicing related deposits. The Company's total cost of deposits declined by 9 basis points to 0.56% and the cost of interest-bearing deposits decreased on a linked quarter basis to 0.76% from 0.92%. Loans (HFI) to deposits decreased to 79.3% during the third quarter of 2020 from 81.1% the previous quarter.
Additionally, during the quarter, on balance sheet liquidity increased to $1.59 billion, or 14.7% of tangible assets, from $988.5 million, or 14.0% of tangible assets in the second quarter of 2020. During the third quarter of 2020, investment securities increased by $413.1 million compared with the previous quarter to $1.16 billion, or 10.6% of total assets while cash and cash equivalents increased $344.8 million to $1.06 billion, compared with the second quarter of 2020, both a result of the Franklin acquisition.
The Company's net interest income for the quarter was $68.8 million, an increase from $55.3 million last quarter and $58.3 million for the third quarter of 2019. The Company's net interest margin (“NIM”) was 3.28% for the third quarter, compared to 3.50% and 4.28% for the second quarter of 2020 and the third quarter of 2019, respectively. Accretion related to purchased loans contributed 2 basis points to the NIM in the third quarter of 2020 compared to 6 and 15 basis points for the second quarter of 2020 and the third quarter of 2019, respectively. Overall, the NIM for the third quarter of 2020 was impacted by a 28 basis point decline in the yield on interest-earning assets partially offset by a 11 basis point decline in the rate on interest-bearing
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FB Financial Corporation
Third Quarter 2020 Results

liabilities on a linked quarter basis. In addition to the lower interest rate environment, yield on average earning assets was impacted by the balance sheet mix, as average interest bearing deposits with other financial institutions increased to 9.05% of average earning assets in the third quarter of 2020 as compared to 7.91% for the previous quarter, while PPP loans with a contractual yield of 1.02% represented 3.69% of average earning assets in the third quarter of 2020.
Holmes commented, "Our team remained focused on serving and retaining our high quality banking relationships and maintaining our strong liquidity position. Net interest margin was impacted by the low rate environment and our strategy to maintain excess liquidity. As we move into the fourth quarter, we plan to utilize liquidity to pay down non-core deposits, deploy excess funds into loans, continue receiving payoffs of PPP loans, and allow higher cost time deposits to reprice, which should benefit the NIM."
Noninterest Income Continues to Benefit from Mortgage Production
Noninterest income was $97.0 million for the third quarter of 2020, compared to $81.5 million for the second quarter of 2020 and $38.1 million for the third quarter of 2019. Mortgage banking income was $84.7 million for the third quarter of 2020, compared to $72.2 million for the second quarter of 2020 and $29.2 million for the third quarter of 2019.
During the quarter, the Company produced strong results from the mortgage business driven by the lower interest rate environment and higher profit margins across the industry. Interest rate lock commitment volume totaled $2.42 billion in the third quarter of 2020 compared to $2.24 billion in the second quarter of 2020 and $1.64 billion in the third quarter of 2019.
During the third quarter of 2020, the Company's total adjusted mortgage banking pre-tax direct contribution was $39.5 million, compared to $33.6 million in the second quarter of 2020 and $5.4 million in the third quarter of 2019, excluding $112 thousand of mortgage restructuring expenses.
Holmes commented, "I am very proud of our mortgage team for their performance in 2020, especially their efforts in the third quarter, as they delivered a record $39.5 million in direct contribution. The team has capitalized on the current interest rate environment through strong refinance volumes as well as new purchase originations. The operation has benefited from atypical margins, capacity constraints across the industry and a robust origination environment, partially offset by depressed servicing values and elevated prepayments of our serviced mortgages."
Noninterest Expenses and Efficiency Gains
Noninterest expenses were $118.1 million for the third quarter of 2020, including $20.7 million of merger-related expenses, compared to $80.6 million for the second quarter of 2020 and $62.9 million for the third quarter of 2019. On an adjusted basis, noninterest expense was $97.4 million for the third quarter of 2020, $79.0 million for the second quarter of 2020, and $62.5 million for the third quarter of 2019. The sequential quarter increase is primarily related to the Franklin merger and increased mortgage expenses, as core bank expenses remained relatively flat on a linked quarter basis due to the Company's expense control measures.

Holmes noted, "Controlled core bank noninterest expenses reflect our commitment to keeping costs contained. Expenses were elevated for the Company quarter over quarter due to merger expenses and our mortgage division, however the mortgage division continues to be very efficient and the merger expenses are one time versus operating expenses. The headwinds of a low interest rate environment will necessitate a focused approach as we continue to balance profitability, investment decisions, and capital deployment."
Asset Quality Remains Stable
During the third quarter of 2020, the Company recognized total provision for credit losses of $55.4 million, including a provision for unfunded commitments of $9.6 million. The provision for credit losses reflects the impact of applying CECL accounting standards to the acquired Franklin loan portfolio contributing a $53.2 million provision (excluding unfunded commitments) in the quarter, versus a reduction of $7.3 million for the legacy FirstBank loan portfolio for a total provision (excluding unfunded commitments) of $45.8 million. CECL application also resulted in a provision for unfunded commitments of $10.0 million for the Franklin portfolio, versus a reduction of $0.4 million for the legacy FirstBank loan portfolio. The Company continues to maintain a strong balance sheet during uncertain economic times resulting in an ACL of $184.0 million, or 2.55% of loans HFI and 2.66% when adjusted to exclude PPP loans.
The Company's net recoveries to average loans were 0.01% for the third quarter of 2020 compared to 0.00% in the second quarter of 2020 and net charge-offs of 0.05% in the third quarter of 2019. The Company's nonperforming assets decreased to 0.64% of total assets as of September 30, 2020, compared to 0.71% at June 30, 2020. Nonperforming loans were 0.61% of loans held for investment at September 30, 2020, compared to 0.72% at June 30, 2020. Deferrals resulting from the COVID-19 pandemic decreased to $464.8 million, or 6.4% of loans HFI as of September 30, 2020, compared to the aggregate balance deferred throughout the crisis of $1.64 billion.
Holmes commented, "Our credit metrics continued to reflect strong credit quality during the third quarter. We have seen an improvement in some pockets of the economy across our bank footprint as markets re-open. However, it is still early and we don't want to underestimate any impact to our loan portfolio."

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FB Financial Corporation
Third Quarter 2020 Results

Capital Well Positioned
"Our adjusted pre-tax, pre-provision earnings increased by 25.0% sequentially and offset provision expense related to the addition of the Franklin loan portfolio. Our already strong regulatory capital levels improved during the quarter. Our current level of tangible common equity to tangible assets of 9.16% positions us well for future growth opportunities and gives us capital options, including continuing our dividend strategy in the near term," commented Holmes.
Summary
Holmes further commented, "Our success in the third quarter has laid the foundation for us to capitalize on the efficiencies gained from our merger with Franklin and build upon our solid financial results. We will continue to navigate through the challenges and opportunities that come to us with a steady hand, keeping our customers and associates in focus while continuing to build a bright future for FB Financial."
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on October 27, 2020, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/38110. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 87 full-service bank branches across Tennessee, Kentucky, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.0 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on October 26, 2020.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the mergers with Franklin Financial Network, Inc. (“Franklin”) (the “Franklin merger”) and FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and a continued slowdown in economic growth in the local or regional economies in
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FB Financial Corporation
Third Quarter 2020 Results

which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the mergers with customer, supplier, or employee relationships, (7) the risks related to the integrations of the combined businesses following the Franklin merger, (8) the diversion of management time on issues related to the mergers, (9) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the Franklin merger, (10) the risks associated with FB Financial’s pursuit of future acquisitions, (11) reputational risk and the reaction of the parties’ respective customers to the mergers, (12) FB Financial’s ability to successfully execute its various business strategies, (13) uncertainty regarding changes to the U.S. presidential administration and/or Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic; and (14) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company.

FB Financial qualifies all forward-looking statements by these cautionary statements.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, adjusted pre-tax pre-provision diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, adjusted pre-tax pre-provision return on average assets and equity, core total revenue, adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses as a percentage of loans held for investment, which excludes the impact of PPP loans. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated October 27, 2020, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
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FB Financial Corporation
Third Quarter 2020 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2020		2019
	Third Quarter	Second Quarter	Third Quarter
Statement of Income Data
Total interest income	$81,127	$65,607	$73,242
Total interest expense	12,299	10,270	14,937
Net interest income	68,828	55,337	58,305
Total noninterest income	97,026	81,491	38,145
Total noninterest expense	118,092	80,579	62,935
Earnings before income taxes and provisions for credit losses	47,762	56,249	33,515
Provisions for credit losses	55,401	25,921	1,831
Income tax (benefit) expense	(2,040)	7,455	7,718
Net (loss) income	$(5,599)	$22,873	$23,966
Net interest income (tax-equivalent basis)	$69,625	$55,977	$58,769
Adjusted net income*	$59,470	$24,086	$24,267
Adjusted pre-tax, pre-provision earnings*	$72,302	$57,835	$33,922
Per Common Share
Diluted net (loss) income(a)	$(0.14)	$0.70	$0.76
Adjusted diluted net income*	1.46	0.74	0.77
Book value	26.38	25.08	24.08
Tangible book value*	20.87	19.07	18.03
Weighted average number of shares outstanding - fully diluted(a)	40,637,745	32,506,417	31,425,573
Period-end number of shares	47,191,677	32,101,108	30,927,664
Selected Balance Sheet Data
Cash and cash equivalents	$1,062,391	$717,592	$242,997
Loans held for investment (HFI)	7,213,538	4,827,023	4,345,344
Allowance for credit losses(b)	(183,973)	(113,129)	(31,464)
Mortgage loans held for sale, at fair value	610,695	435,479	305,493
Commercial loans held for sale, at fair value	241,256	—	—
Investment securities, at fair value	1,164,910	751,767	671,781
Other real estate owned, net	12,748	15,091	16,076
Total assets	11,010,438	7,255,536	6,088,895
Customer deposits	9,001,673	5,937,373	4,896,327
Brokered and internet time deposits	92,074	15,428	25,436
Total deposits	9,093,747	5,952,801	4,921,763
Borrowings	438,838	328,662	307,129
Total shareholders' equity	1,245,091	805,216	744,835
Selected Ratios
Return on average:
Assets	(0.24)%	1.30%	1.59%
Shareholders' equity	(2.13)%	11.56%	13.0%
Tangible common equity*	(2.72)%	15.27%	17.5%
Average shareholders' equity to average assets	11.4%	11.2%	12.2%
Net interest margin (NIM) (tax-equivalent basis)	3.28%	3.50%	4.28%
Efficiency ratio (GAAP)	71.2%	58.9%	65.3%
Core efficiency ratio (tax-equivalent basis)*	58.2%	57.5%	64.5%
Loans HFI to deposit ratio	79.3%	81.1%	88.3%
Total loans to deposit ratio	88.7%	88.4%	94.5%
Yield on interest-earning assets	3.86%	4.14%	5.37%
Cost of interest-bearing liabilities	0.83%	0.94%	1.50%
Cost of total deposits	0.56%	0.65%	1.11%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(b)	2.55%	2.34%	0.72%
Adjusted allowance for credit losses as a percentage of loans HFI*(b)	2.66%	2.51%	0.72%
Net (recoveries) charge-offs as a percentage of average loans HFI	(0.01)%	0.00%	0.05%
Nonperforming loans HFI as a percentage of total loans HFI	0.61%	0.72%	0.47%
Nonperforming assets as a percentage of total assets	0.64%	0.71%	0.62%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	11.3%	11.1%	12.2%
Tangible common equity to tangible assets*	9.16%	8.67%	9.45%
Tier 1 capital (to average assets)	11.8%	9.7%	10.1%
Tier 1 capital (to risk-weighted assets)	12.8%	11.9%	11.3%
Total capital (to risk-weighted assets)	15.9%	13.2%	12.0%
Common equity Tier 1 (to risk-weighted assets) (CET1)	12.4%	11.4%	10.8%
(a) Diluted earnings per share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(b) Excludes reserve for credit losses on unfunded commitments of $16.1 million and $6.5 million recorded in accrued expenses and other liabilities for the three months ended September 30, 2020 and June 30, 2020, respectively.
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.
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FB Financial Corporation
Third Quarter 2020 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Adjusted earnings	Third Quarter	Second Quarter	Third Quarter
Pre-tax net (loss) income	$(7,639)	$30,328	$31,684
Plus merger and mortgage restructuring expenses	20,730	1,586	407
Plus initial provision for credit losses on acquired loans and unfunded commitments	63,251	—	—
Less significant losses on securities, other real estate owned and other items(1)	(3,810)	—	—
Adjusted pre-tax earnings	$80,152	$31,914	$32,091
Income tax expense, adjusted	20,682	7,828	7,824
Adjusted earnings	$59,470	$24,086	$24,267
Weighted average common shares outstanding - fully diluted	40,637,745	32,506,417	31,425,573
Adjusted diluted earnings per share
Diluted (loss) earnings per common share	$(0.14)	$0.70	$0.76
Plus merger and mortgage restructuring expenses	0.51	0.05	0.01
Plus initial provision for credit losses on acquired loans and unfunded commitments	1.56	—	—
Less significant losses on securities, other real estate owned and other items	(0.09)	—	—
Less tax effect	0.56	0.01	—
Adjusted diluted earnings per share	$1.46	$0.74	$0.77
(1)Includes charges of $2,305 related to a one time FHLB prepayment penalty and $1,505 related to losses on other real estate owned

	2020		2019
Adjusted pre-tax pre-provision earnings	Third Quarter	Second Quarter	Third Quarter
Pre-tax net (loss) income	$(7,639)	$30,328	$31,684
Plus provisions for credit losses	55,401	25,921	1,831
Pre-tax pre-provision earnings	47,762	56,249	33,515
Plus merger and mortgage restructuring expenses	20,730	1,586	407
Less significant losses on securities, other real estate owned and other items(1)	(3,810)	—	—
Adjusted pre-tax pre-provision earnings	$72,302	$57,835	$33,922
Weighted average common shares outstanding - fully diluted	40,637,745	32,506,417	31,425,573
Adjusted pre-tax pre-provision diluted earnings per share
Diluted (loss) earnings per common share	$(0.14)	$0.70	$0.76
Plus income tax expense	(0.05)	0.23	0.25
Plus provisions for credit losses	1.36	0.80	0.06
Pre-tax pre-provision earnings per share	1.17	1.73	1.07
Plus merger and mortgage restructuring expenses	0.51	0.05	0.01
Less significant losses on securities, other real estate owned and other items	(0.09)	—	—
Adjusted pre-tax pre-provision earnings per share	$1.77	$1.78	$1.08
(1)Includes charges of $2,305 related to a one time FHLB prepayment penalty and $1,505 related to losses on other real estate owned

	2020		2019
Core efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	Third Quarter
Total noninterest expense	$118,092	$80,579	$62,935
Less merger and mortgage restructuring expenses	20,730	1,586	407
Core noninterest expense	$97,362	$78,993	$62,528
Net interest income (tax-equivalent basis)	$69,625	$55,977	$58,769
Total noninterest income	97,026	81,491	38,145
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(1,279)	32	(82)
Less gain (loss) from securities, net	583	(28)	(20)
Core noninterest income	97,722	81,487	38,247
Core revenue	$167,347	$137,464	$97,016
Efficiency ratio (GAAP)(a)	71.2%	58.9%	65.3%
Core efficiency ratio (tax-equivalent basis)	58.2%	57.5%	64.5%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.
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FB Financial Corporation
Third Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Banking segment core efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	Third Quarter
Core consolidated noninterest expense	$97,362	$78,993	$62,528
Less Mortgage segment core noninterest expense	30,052	26,997	15,686
Core Banking segment noninterest expense	$67,310	$51,996	46,842
Core revenue	$167,347	$137,464	97,016
Less Mortgage segment total revenue	60,040	55,215	18,455
Core Banking segment total revenue	$107,307	$82,249	$78,561
Banking segment core efficiency ratio (tax-equivalent basis)	62.7%	63.2%	59.6%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$30,382	$26,997	$15,798
Less mortgage merger expense	330	—	—
Less mortgage restructuring expense	—	—	112
Core Mortgage segment noninterest expense	$30,052	$26,997	$15,686
Mortgage segment total revenue	$60,040	$55,215	$18,455
Mortgage segment core efficiency ratio (tax-equivalent basis)	50.1%	48.9%	85.0%

	2020		2019
Adjusted mortgage contribution	Third Quarter	Second Quarter	Third Quarter
Mortgage segment pre-tax net contribution	$29,658	$28,218	$2,657
Retail footprint:
Mortgage banking income	24,683	16,940	10,693
Mortgage banking expenses	15,175	11,542	8,087
Retail footprint pre-tax net contribution	9,508	5,398	2,606
Total adjusted mortgage banking pre-tax net contribution	$39,166	$33,616	$5,263
Plus mortgage merger expense	330	—	—
Plus mortgage restructuring expense	—	—	112
Total adjusted mortgage banking pre-tax net contribution	$39,496	$33,616	$5,375
Pre-tax pre-provision earnings	$47,762	$56,249	$33,515
% total mortgage banking pre-tax pre-provision net contribution	82.0%	59.8%	15.7%
Adjusted pre-tax pre-provision earnings	$72,302	$57,835	$33,922
% total adjusted mortgage banking pre-tax pre-provision net contribution	54.6%	58.1%	15.8%

	2020		2019
Tangible assets and equity	Third Quarter	Second Quarter	Third Quarter
Tangible assets
Total assets	$11,010,438	$7,255,536	$6,088,895
Less goodwill	236,086	175,441	168,486
Less intangibles, net	23,924	17,671	18,748
Tangible assets	$10,750,428	$7,062,424	$5,901,661
Tangible common equity
Total common shareholders' equity	$1,244,998	$805,216	$744,835
Less goodwill	236,086	175,441	168,486
Less intangibles, net	23,924	17,671	18,748
Tangible common equity	$984,988	$612,104	$557,601
Common shares outstanding	47,191,677	32,101,108	30,927,664
Book value per common share	$26.38	$25.08	$24.08
Tangible book value per common share	$20.87	$19.07	$18.03
Total common shareholders' equity to total assets	11.3%	11.1%	12.2%
Tangible common equity to tangible assets	9.16%	8.67%	9.45%

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FB Financial Corporation
Third Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Total average shareholders' equity	$1,045,006	$795,705	$731,701
Less average goodwill	205,473	175,150	168,486
Less average intangibles, net	20,973	18,209	19,523
Average tangible common equity	$818,561	$602,346	$543,692
Net (loss) income	$(5,599)	$22,873	$23,966
Return on average tangible common equity	(2.7)%	15.3%	17.5%

	2020		2019
Adjusted return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Average tangible common equity	$818,561	$602,346	$543,692
Adjusted net income	59,470	24,086	24,267
Adjusted return on average tangible common equity	28.9%	16.1%	17.7%

	2020		2019
Adjusted pre-tax pre-provision return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Average tangible common equity	$818,561	$602,346	$543,692
Adjusted pre-tax pre-provision earnings	72,302	57,835	33,922
Adjusted pre-tax pre-provision return on average tangible common equity	35.1%	38.6%	24.8%

	2020		2019
Adjusted return on average assets and equity	Third Quarter	Second Quarter	Third Quarter
Net (loss) income	$(5,599)	$22,873	$23,966
Average assets	9,179,288	7,074,612	5,988,572
Average equity	1,045,006	795,705	731,701
Return on average assets	(0.24)%	1.30%	1.59%
Return on average equity	(2.1)%	11.6%	13.0%
Adjusted net income	$59,470	$24,086	$24,267
Adjusted return on average assets	2.58%	1.37%	1.61%
Adjusted return on average equity	22.6%	12.2%	13.2%

	2020		2019
Adjusted pre-tax pre-provision return on average assets and equity	Third Quarter	Second Quarter	Third Quarter
Net (loss) income	$(5,599)	$22,873	$23,966
Average assets	9,179,288	7,074,612	5,988,572
Average equity	1,045,006	797,705	731,701
Return on average assets	(0.24)%	1.30%	1.59%
Return on average equity	(2.1)%	11.6%	13.0%
Adjusted pre-tax pre-provision earnings	$72,302	$57,835	$33,922
Adjusted pre-tax pre-provision return on average assets	3.13%	3.29%	2.25%
Adjusted pre-tax pre-provision return on average equity	27.5%	29.2%	18.4%

	2020		2019
Adjusted allowance for credit losses to loans held for investment	Third Quarter	Second Quarter	Third Quarter
Allowance for credit losses	$183,973	$113,129	$31,464
Less allowance for credit losses attributed to PPP loans	49	51	—
Adjusted allowance for credit losses	$183,924	$113,078	$31,464
Loans held for investment	$7,213,538	$4,827,023	$4,345,344
Less PPP loans	310,719	314,678	—
Adjusted loans held for investment	$6,902,819	$4,512,345	$4,345,344
Allowance for credit losses to loans held for investment	2.55%	2.34%	0.72%
Adjusted allowance for credit losses to loans held for investment	2.66%	2.51%	0.72%
-END-